UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

______________________
 IPAYMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50280
(Commission File Number)

62-1847043
(I.R.S. Employer Identification Number)

40 Burton Hills Boulevard, Suite 415
Nashville, TN 37215
(Address and zip code of principal executive offices)

(615) 665-1858
(Registrant’s telephone number, including area code)

N/A
(Name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2011, the Board of Directors of iPayment, Inc. (the “Company”) and the Board of Directors of iPayment Holdings, Inc., the Company’s direct parent, each elected Mr. John A. Vickers as a new director.  Mr. Vickers’ election is effective as of September 1, 2011.  The Boards do not currently have any committees and, accordingly, Mr. Vickers is not currently expected to serve on any committee of the Boards.

Mr. Vickers is currently the Chairman and Chief Executive Officer of Tishman Realty Corporation and Tishman Hotel Corporation, having served the Tishman organization for 27 years in positions of increasing responsibility. He is responsible for Tishman’s owned portfolio of hotels and for overseeing all of the firm’s service divisions. Mr. Vickers was also Vice Chairman and Principal of Tishman Construction Corporation prior to its sale to AECOM in July 2010.

It is anticipated that Mr. Vickers will be paid a total annual retainer of $50,000 for his service as a director on both Boards, which is expected to be the same amount that will be paid to all directors.  Following the election of Mr. Vickers, each Board has three directors, consisting of Mr. Vickers, Mr. Carl A. Grimstad, the Company’s Chairman, Chief Executive Officer and President, and Mr. Mark C. Monaco, the Company’s Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT, INC.

By:	/s/ Mark C. Monaco
	Name:	Mark C. Monaco
	Title:	Chief Financial Officer

Dated: September 2, 2011

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